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                                                                EXHIBIT 10.3



                                                                  EXECUTION COPY

                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement (this "Agreement") is made and entered into as of this 6th day of June, 1997, by and among COASTAL PHYSICIAN GROUP, INC., a Delaware corporation (referred to herein as "Debtor") and NPF X, INC., an Ohio corporation (referred to herein as "Secured Party").

                               W I T N E S S E T H

         WHEREAS, the Secured Party desires to make certain loans to Debtor pursuant to the terms and provisions specified herein as evidenced by that certain Promissory Note of even date herewith (the "Promissory Note") with such Promissory Note and this Agreement being secured by (i) that certain Pledge Agreement by and among Secured Party, Debtor and certain of Debtor's subsidiaries, of even date herewith (the "Coastal Pledge Agreement") which provides for the pledge of 100% of the issued and outstanding preferred and common stock of the direct and indirect subsidiaries of the Debtor as security for the obligations hereunder as more particularly described therein; (ii) that certain Pledge Agreement by and among Secured Party and BHP Acquisition Company, Inc. of even date herewith (the "BHP Pledge Agreement") which provides for the pledge of 100% of the issued and outstanding preferred and common stock of Better Health Plan, Inc., a New York corporation, as security for the obligations hereunder as more particularly described therein; (iii) that certain Deed of Trust and Security Agreement ("Deed of Trust") by and among Debtor, as Trustor, Purcell & Scott, Co., L.P.A., as Trustee and Secured Party, as Beneficiary dated as of June 6, 1997; and (iv) those two (2) certain Collateral Assignments of Lease providing for the assignment of certain leasehold interests for the benefit of Debtor.

         WHEREAS, a special purpose corporation and Affiliate of the Debtor, Coastal Receivables LLC ("Coastal Receivables"), has entered into one or more certain receivables Sale and Subservicing Agreements with NPF XI, Inc. and NPF-WL, Inc. (collectively referred to herein as the "Sale Agreements").

         WHEREAS, as security for the performance of the Debtor's obligations hereunder, Debtor has agreed to grant to Secured Party a security interest in all of the Debtor's assets as more fully described herein.

         NOW, THEREFORE, in order to secure performance of the Debtor's obligations hereunder, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. Recitals. The recitals set forth above are hereby incorporated as terms and provisions hereof.

         2. Loan. The Secured Party hereby agrees to loan to the Debtor on a revolving credit basis as working capital, a principal amount not to exceed Fifteen Million Dollars ($15,000,000) at any one time outstanding (the "Commitment Amount") on the terms herein set forth (referred to herein as the "Loan").

         3. Interest. The outstanding balance of the Loan shall bear interest at a rate equal to Prime plus four percent (4%) per annum on the basis of the actual number of days during which the principal balance is outstanding, divided by three hundred sixty-five (365).



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         4.   Closing Fee. A closing fee shall be payable, in advance, upon the date hereof, in the amount of Two Hundred Twenty-Five Thousand Dollars
($225,000).

         5. Payment of Principal and Interest. The unpaid principal outstanding hereunder, together with all accrued and unpaid interest, shall be payable in full, subject to paragraph 6 herein, on June 15, 1998 absent the occurrence of an Event of Default and acceleration of the indebtedness. Interest hereunder shall be payable in monthly installments commencing July 1, 1997 and continuing thereafter until all amounts due and owing to the Secured Party hereunder are paid in full. If a payment of principal and/or interest is not received by the Secured Party on or before the tenth day following the date such payment is due, the Debtor shall be in default of the terms and provisions hereof.

         6. Adjustment to Commitment Amount. The Commitment amount shall be reduced, at the option of the Secured Party, in an amount equal to the net cash proceeds in excess of $10,000,000 paid to the Debtor from the sale of Integrated Provider Networks, Inc., Doctors Health Plan, Inc., and Better Health Plan, Inc. or any other asset divestitures.

         7. Payment. The Debtor shall pay the Secured Party, in lawful money of the United States of America, at 6125 Memorial Drive, Dublin, Ohio 43017,
Attention: Lance K. Poulsen or at such other place as the Secured Party may designate in writing.

         8. Prepayment. The Debtor may prepay the principal balance outstanding in whole or in part at any time without penalty.

         9. Grant of Security Interest. Debtor hereby grants a security interest to the Secured Party, and its successors and assigns, in, to and under the following, which shall sometimes be collectively referred to herein as the "Collateral":

              (a) all of that certain real property which is more particularly described on Exhibit A attached hereto (the "Premises") and which is further evidenced by the Deed of Trust;

              (b) all of those certain leases (collectively the "Leases") of the Premises more particularly described on Exhibit B attached hereto;

              (c) all buildings, structures, improvements, parking areas, machinery, equipment, fixtures, furniture and articles of property now owned or hereafter acquired by Debtor located on the Premises, and used or acquired for use in the business of Debtor, together with any and all accessions thereto and all substitutions and replacements thereof and parts therefor and which are now or hereafter attached to the Premises, or used or adapted for use in the operation of the Debtor's business, and including also all interest of any owner of the Leases in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument, all of which property mentioned in this paragraph (c) shall be referred to as the "Improvements" and shall be deemed part of the realty and not severable wholly or in part without material injury to the freehold of the Premises or the Leases;

              (d) all compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, arising out of or relating to a taking or damaging of the Premises or Improvements thereon by reason of any public or private improvement, condemnation proceeding, sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or any injury to or decrease in the value of the Premises, the Leases or the Improvements for any reason whatsoever;




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              (e) all the right, title and interest of Debtor in, to and under the Leases, including extensions, renewals and subleases thereof, now or hereafter affecting the Premises including, without limitation, all rents, issues, profits and other revenues and income therefrom and from the renting, leasing or bailment of Improvements and equipment, all guaranties of tenants' performance under the Leases, and all rights and claims of any kind that Debtor may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding;

              (f) all causes of action pertaining to or affecting the Premises, Leases or the Improvements, including, without limitation, all options or contracts to acquire other property for use in connection with the operation or development of the Premises, Leases or Improvements, management contracts, service or supply contracts, deposits, bank accounts, general intangibles (including, without limitation, trademarks, trade names and symbols), permits, licenses, franchises and certificates, and all commitments or agreements, now or hereafter in existence, intended by the obligor thereof to provide Debtor with proceeds to satisfy the loan evidenced hereby or improve the Premises or Improvements, and the right to receive all proceeds due under such commitments or agreements including refundable deposits and fees;

              (g) all books, records, surveys, reports and other documents related to the Premises, Leases, the Improvements or other items of collateral described herein;

              (h) all of the Debtor's accounts, accounts receivable, contract rights, instruments, documents, chattel paper, general intangibles (including, without limitation, choses in action, tax refunds and insurance proceeds); any other obligations or rights of Debtor to receive any payments in money or kind; all guarantees of the foregoing and security therefor; all cash or non-cash proceeds of the foregoing; all of the right, title and interest of Debtor in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing, and insurance policies and proceeds relating thereto, and all of the rights of Debtor as an unpaid seller of goods or services, including, without limitation, the rights of stoppage in transit, replevin, reclamation and resale; and all of the foregoing, whether now existing or hereafter created or acquired;

              (i) all of the Debtor's right, title and interest in, to and under the issued and outstanding common and preferred stock, now owned or at any time hereunder acquired by the Debtor, of any of its direct and indirect Subsidiaries that are corporations;

              (j) all of the Debtor's right, title and interest, whether now owned or at any time hereafter acquired by the Debtor, in any of its direct and indirect Subsidiaries that are not corporations (including, without limitation, any partnerships and joint ventures), and shall include, without limitation, all rights and interests of the Debtor existing under all partnership, joint venture or other agreements creating or governing such right, title and interest, to which the Debtor is now or may hereafter become a party (as the same may be amended, modified, supplemented or restated from time to time), including, without limitation, all rights of the Debtor to receive payments or other distributions thereunder, and all rights granted or terms supplied by applicable law thereunder or in connection therewith;

              (k) all goods, merchandise and other personal property now owned or hereafter acquired by Debtor which are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies of materials used or consumed in Debtor's business, and all products thereof, and substitutions, replacements, additions or



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     accessions therefor and thereto; all cash or non-cash proceeds of all of the foregoing, including insurance proceeds;

              (l) all machinery, equipment, furniture and fixtures of Debtor, now owned or hereafter acquired by Debtor, and used or acquired for use in the business of Debtor;

              (m) all additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein; and

              (n) all proceeds of any and all of the foregoing.

     The security interest hereby granted is in order to secure prompt payment of any and all obligations of Debtor hereunder and in order to secure prompt performance by Debtor of each of its covenants and duties under this Agreement. It is the intention of the parties hereto that this Agreement shall constitute a security agreement under the Uniform Commercial Code and any other applicable law and Secured Party shall have the rights and remedies of a secured party thereunder. Debtor further agrees to deliver any financing statement or additional document Secured Party may reasonably request to perfect or evidence Secured Party's security interest granted herein.

     The security interest hereby granted is to secure the prompt and full payment and complete performance of all obligations of Debtor to the Secured Party and its affiliates under the Note, this Agreement and all other written agreements arising hereunder (collectively, the "Obligations"). The word "obligations" is used in its most comprehensive sense and includes, without limitation, all forbearances, all indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorneys' fees and the like) of Debtor to the Secured Party pursuant to the Obligations arising hereunder, whether now existing or hereafter arising, absolute or contingent, liquidated or unliquidated, direct or indirect, whether evidenced by note, pledge or otherwise, and any and all renewals of or substitutions therefor.

     It is Debtor's express intention that this Agreement and the continuing security interest granted hereby, in addition to covering all present obligations of Debtor to the Secured Party and its affiliates pursuant to the Obligations arising hereunder, shall extend to all future obligations of Debtor to the Secured Party intended as replacements or substitutions for said Obligations arising hereunder, whether or not such Obligations are reduced or entirely extinguished and thereafter increased or reincurred.

     10. Additional Security. Any and all deposits or other sums at any time credited by or due the Secured Party from Debtor arising hereunder shall at all times constitute additional security for the Obligations arising hereunder and may be set off against any such Obligations then in default. Any and all instruments, documents, policies, certificates of insurance, securities, goods, accounts receivable, choses in action, chattel paper, cash, property and the proceeds thereof owned by Debtor or in which Debtor has an interest, which now or hereafter are at any time in the possession or control of the Secured Party or in transit by mail or carrier to or from the Secured Party, or in possession of any third party acting in the Secured Party's behalf, without regard to whether the Secured Party received the same in pledge for safekeeping, as agent for collection or transmission or otherwise, or whether the Secured Party has conditionally released the same, shall constitute additional security for the Obligations arising hereunder and may be applied at any time to any Obligations arising hereunder which are then in default.



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     11. Option to Draw. Subject to the terms and conditions set forth herein, the Secured Party shall have the option to initiate a substitute Loan to the Debtor and the Debtor hereby consents that the Secured Party shall have the right to offset the proceeds of any such Loan against any amounts owed by the Debtor to the Secured Party or any Secured Party affiliate.

     12. Representations, Warranties and Covenants of Debtor. Debtor represents, warrants, covenants and agrees that:

          (a) it has the corporate power and authority, to execute, deliver and perform this Agreement and to carry out all of the terms, covenants and provisions contained herein;

          (b) no person, firm or entity has any rights in or to the Collateral except as set forth in that certain Pledge Agreement by and between BHP Acquisition Company, Inc., James K. Gordon, John A. McCully, Vivian Gallagher and Michael W. Moskowitz dated as of June 6, 1997 (the "Plaintiffs' Pledge Agreement");

          (c) the Collateral is free and clear of any and all liens, charges or encumbrances thereon or affecting the title thereto, except encumbrances created by this Agreement and the Plaintiffs' Pledge Agreement;

          (d) Debtor has good, right and lawful authority to grant to Secured Party a security interest in the Collateral and will warrant and defend the title thereto, and the security interest therein, conveyed to Secured Party by this Agreement, against the claims of all persons whomsoever and wheresoever situated; and

          (e) Debtor will not further sell, assign, transfer, pledge, hypothecate, mortgage or otherwise encumber any right or rights with respect to the Collateral or any rights or interests thereunder absent the express written consent of Secured Party.

     13. Preservation and Disposition of Collateral.

          (a) Debtor shall advise the Secured Party promptly, in writing and in reasonable detail, of any material encumbrance upon or claim asserted against any of the Collateral, of any material change in the composition of the Collateral and of the occurrence of any other event that would have a material effect upon the aggregate value of the Collateral or upon the security interest of the Secured Party.

          (b) Debtor shall not sell or otherwise dispose of the Collateral other than the stock of Integrated Provider Networks, Inc., Doctors Health Plan, Inc., Better Health Plan, Inc., Medstaff National Medical Staffing or the Sunlife business units to a third party pursuant to arm's length negotiations, except in the ordinary course of Debtor's business and annual dispositions not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate per year.

          (c) Debtor shall not use the Collateral in material violation of any statute, ordinance, regulation, rule, decree or order. Debtor shall pay and/or satisfy any charges or levies upon the Collateral or in respect to the income of profits therefrom, except that no such charge need be paid if the validity thereof is being contested in good faith by appropriate proceedings and if such proceedings do not involve any danger of sale, forfeiture or loss of any Collateral or any interest therein.



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     14. Further Assurances. Debtor covenants to execute such other assignments, security agreements, financing statements, and other documents that Secured
Party may deem necessary to further evidence the obligations provided for herein or to perfect, extend, or clarify Secured Party's rights in the Collateral. Secured Party is hereby appointed as Debtor's attorney-in-fact for the purpose of signing such documents. Debtor acknowledges that this power of attorney is coupled with an interest and is irrevocable.

     15. Legal and Binding Agreement. Debtor warrants that the execution and performance of this Agreement will not violate any judicial or administrative order or governmental law or regulation, and that this Agreement is valid, binding and enforceable in every respect according to its terms, except as enforceability may be limited by bankruptcy or insolvency laws or equitable principles.

     16. No Consent Required. Debtor warrants that Debtor's execution, delivery and performance of this Agreement does not require the consent of any third party, including, but not limited to, any third party payor of accounts, any lender, governmental body or regulatory authority.

     17. Event of Default Defined. The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

          (a) Monetary Default. The failure of the Debtor to pay to the Secured Party any amount due hereunder within ten (10) days of its due date.

          (b) Breach of Warranty/Covenant. The failure of the Debtor to perform or observe any obligation, covenant, agreement, representation or warranty contained herein or in any agreement entered into in connection with this Agreement within thirty (30) days after notice thereof from Secured Party.

          (c) Dissolution/Cessation of Business. The dissolution, termination of existence, a material adverse change in the financial condition of the Debtor, however, the Secured Party acknowledges that the Debtor may continue to experience further deficit cash flows and/or net losses through the fourth quarter of 1997 and the Secured Party deems that this is not a material adverse change to financial condition; provided, however, that such losses do not result in a negative consolidated shareholder equity of less than negative $30,000,000, business failure, appointment of a receiver of any part of the property of the Debtor, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by the Debtor or the commencement of any bankruptcy proceeding against Debtor which is not dismissed within sixty (60) days.

          (d) Creation of Lien. The garnishment or creation of a lien against or security interest in any of the Collateral (other than existing security interests as of the date hereof and permitted liens) in which the Debtor has granted a security interest to the Secured Party pursuant to the terms hereof which is not released, bonded or removed within ten (10) days after notice thereof to Debtor.

          Except as set forth herein, the Debtor waives presentment, demand and protest and the right to assert any statute of limitations.

     18. Remedies Upon Default. Upon the occurrence of an Event of Default hereunder, Secured Party shall give written notice thereof to the Debtor and, if such default is not cured within ten (10) business days of such notice, Secured Party may pursue any or all of the following remedies, without any further notice to Debtor, except as required below, to allow Secured Party to proceed against the Collateral.



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          (a) Acceleration. Secured Party may declare the entire amount of the
     Loan then outstanding due and payable at once. The entire unpaid balance shall continue to accrue interest at the rate specified hereinabove until all amounts due hereunder have been paid in full.

          (b) Collection of Collateral. Upon written notice by the Secured Party, the Debtor shall not make any further attempt to collect or receive payment with respect to any of the Collateral. Any such attempt after the giving of such notice shall constitute a wrongful conversion of the Collateral. Secured Party may obtain a temporary restraining order or other equitable relief to enforce Debtor's obligation to refrain from so impairing Secured Party's interest in the Collateral.

          (c) Repossession. Secured Party may take possession of any or all of the Collateral and proceeds thereof.

          (d) Disposition. Secured Party may dispose of the Collateral at private or public sale. Any required notice of sale shall be deemed commercially reasonable if given at least ten (10) days prior to sale. Secured Party may adjourn any public or private sale to a different time or place without notice or publication of such adjournment, and may adjourn any sale either before or after offers are received. Notwithstanding the above, any disposition of the Premises shall be conducted in accordance with the terms and provisions of the Deed of Trust and the provisions of applicable law governing foreclosure sales.

          (e) Recovery of Proceeds of Collateral. Secured Party may recover any or all proceeds of the Collateral from any bank, court or other custodian who may have possession thereof. Debtor hereby authorizes and directs all custodians of Debtor's assets to comply with any demand for payment made by Secured Party pursuant to this Agreement, without the need of prior approval or confirmation from Debtor and without making any inquiry as to the existence of a default hereunder or any other matter. Secured Party may engage a collection agent to collect the Collateral for a reasonable percentage commission or under any other reasonable compensation arrangement.

          (f) Enforcement of Rights of Collection. Secured Party may, but shall not be obligated to, take such measures as Secured Party may deem necessary in order to collect or otherwise liquidate the Collateral. Without limiting the foregoing, Secured Party may institute or continue any administrative or judicial action that it may deem necessary in the course of collecting and enforcing any or all of the Secured Party's rights in or under the Collateral. Any administrative or judicial action or other action taken by Secured Party in the course of collecting the Collateral may be taken by Secured Party in its own name or in Debtor's name. Secured Party may compromise or settle any disputed claims, which compromises or settlements shall be binding upon Debtor. Secured Party shall have no duty to pursue collection of the Collateral, and may abandon efforts to collect the Collateral after such efforts are initiated.

          (g) Other Remedies. Secured Party may exercise any right that it may have under any other document evidencing, securing or guaranteeing the Loan or otherwise available to Secured Party at law or equity.

          (h) Attorney-in-Fact. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact to: (i) take any action to facilitate Secured Party's exercise of its remedies hereunder; (ii) execute appropriate Form(s) UCC-1 in connection herewith; and (iii) attach appropriate Exhibit(s) to the Form(s) UCC-1 executed in connection herewith or any other UCC




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     forms executed in connection with the transactions contemplated herein.
     This power shall be deemed to be a power coupled with an interest.

          (i) Application of Proceeds. All amounts received by Secured Party for Debtor's account by exercise of its remedies hereunder shall be applied as follows: First, to the payment of all expenses incurred by Secured Party in exercising its rights hereunder, including reasonable attorney's fees, and any other expenses due Secured Party from Debtor; second, to the payment of all interest, if any, in such order as Secured Party may elect; third, to the payment of all principal, in such order as Secured Party may elect; and, fourth, any excess to Debtor or other party entitled thereto.

     19. Not Partners; No Third Party Beneficiaries. Nothing contained herein or in any related document shall be deemed to render Secured Party a partner of Debtor for any purpose. This Agreement has been executed for the sole benefit of Secured Party and its assignees, and no other third party is authorized to rely upon Secured Party's rights hereunder or to rely upon an assumption that Secured Party has or will exercise its rights under this Agreement or under any document referred to herein.

     20. Notices. Any communications concerning this Agreement shall be addressed as follows:

     As to Debtor:

     Coastal Physician Group, Inc.
     2828 Croasdaile Drive
     Durham, North Carolina 27705
     Fax: (919) 382-3287
     Attention: Steven M. Scott, M.D.

     With copy to:

     King & Spalding
     191 Peachtree Street
     Atlanta, Georgia  30303-1763
     Fax:     (404) 572-5100
     Attention:  Walter W. Driver, Jr.

     With copy to:

     Moore & Van Allen
     2200 W. Main Street, Suite 800
     Durham, North Carolina  27705
     Fax:     (919) 286-8199
     Attention:  James H. Clarke

     As to Secured Party:

     NPF X, Inc.
     6125 Memorial Drive
     Dublin, Ohio  43017
     Fax:     (614) 764-0602
     Attention:  Lance K. Poulsen



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     With copy to:

     Purcell & Scott, Co., L.P.A.
     6035 Memorial Drive
     Dublin, Ohio  43017
     Fax:     (614) 761-9474
     Attention:  Cary W. Purcell

     Communications to be given to Secured Party shall only be effective when set forth in writing and actually received by Secured Party at the address indicated above. Communications to be given to Debtor shall be effective when actually received by Debtor's counsel or when set forth in writing and mailed or delivered to Debtor and Debtor's counsel's address referred to above. Any party may change its address for receipt of notices by submitting the change in writing to the other party.

     21. Indulgence Not Waiver. Secured Party's indulgence in the existence of a default hereunder or any other departure from the terms of this Agreement shall not prejudice Secured Party's rights to declare a default or otherwise demand strict compliance with this Agreement.

     22. Cumulative Remedies. The remedies provided Secured Party in this Agreement are not exclusive of any other remedies that may be available to Secured Party under any other document or at law or equity.

     23. Term; Reinstatement. The security interest granted herein shall continue until all amounts due and owing hereunder and all amounts included in the secured indebtedness and secured hereby have been irrevocably paid in full. If, after receipt of payment of all or any part of the Loan, Secured Party is for any reason required to surrender such payment to any person because such payment is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference or diversion of trust funds, or for any other reason, then the Loan or part thereof intended to be satisfied shall be revived and this Agreement and the security interest shall continue in full force as if such payment had not been made, and Debtor shall be liable to Secured Party, and hereby indemnifies Secured Party against and holds Secured Party harmless from, the amount of such surrendered payment. These provisions shall remain effective notwithstanding any contrary action taken by Secured Party in reliance on such payment which such action shall be deemed to have been conditioned on such payment having become final and irrevocable. The provisions of this paragraph are irrevocable. Upon final and irrevocable payment of the Loan and all amounts included in the secured indebtedness and performance of all of Debtor's obligations hereunder, all filings under the Uniform Commercial Code will be terminated within a reasonable time and the provisions of this Agreement shall terminate.

     24. Amendment and Waiver in Writing. No provision of this Agreement can be amended or waived, except by a statement in writing signed by all parties hereto.

     25. Headings. The headings and captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

     26. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Ohio.

     27. Counterparts. This Agreement may be executed in one or more counterparts all of which together shall constitute a binding and enforceable agreement with respect to each party.



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     28.  Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Debtor may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Secured Party. The Secured Party may, at any time, without the consent of the Debtor, assign any of its rights and obligations hereunder or interests herein.

     29. Severability. The invalidity of any provision or provisions of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if any invalid provisions were omitted.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.


DEBTOR:                                     SECURED PARTY:

COASTAL PHYSICIAN GROUP, INC.               NPF X, INC.

By:  /s/ Steven M. Scott, M.D.              By: /s/ Lance K. Poulson
     -------------------------------            --------------------
Name:    Steven M. Scott, M.D.              Name:   Lance K. Poulsen
Title:   President & CEO                    Title:  Chairman



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